UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 29, 2009

CHINA DIRECT INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Florida	001-33694	13-3876100

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

431 Fairway Drive, Suite 200, Deerfield Beach, Florida 33441
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (954) 363-7333

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 to the Form 8-K filed by China Direct Industries, Inc. with the Commission on October 5, 2009 (the “Previous 8-K”) supplements the disclosure of the Previous 8-K with a corrected Press Release dated October 6, 2009.

Item 2.05.	Costs Associated With Exit Or Disposal Activities

On September 29, 2009 the Board of Directors of China Direct Industries, Inc. (the “Company”), committed to a plan to sell its interest in Pan Asia Magnesium, Ltd. (“Pan Asia”).  Pan Asia owns and operates a magnesium production facility located in Taiyuan, Shanxi Province, China.  The Company took this action because it intends to focus its magnesium production efforts with its key Chinese partner, Taiyuan Yiwei Magnesium Group, LTD. (“Yiwei Magnesium”) and acquire certain additional magnesium production facilities owned by Yiwei Magnesium.  Yiwei Magnesium is controlled by Yuwei Huang, an executive vice president and member of the Company’s board of directors.  The Company expects to present Pan Asia as a discontinued operation beginning with its financial statements for the fiscal year ended September 30, 2009.

The Company is unable at this time to provide a good faith estimate of the costs associated with its discontinuance of Pan Asia, or the time for completion of the plan. The Company will file an amended report on Form 8-K under this Item 2.05 at such time as such determination is made.

Item 7.01.	Regulation FD Disclosure

On October 6, 2009, the Company issued a corrected press release to announce the signing of a letter of intent with Yiwei Magnesium to acquire additional magnesium production facilities it owns in China and the Company’s intent to sell its stake in its Pan Asia subsidiary.  A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

The information furnished with this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:
99.1	Press Release of China Direct Industries, Inc. dated October 6, 2009 (Corrected) (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA DIRECT INDUSTRIES, INC.
Date: October 6, 2009	By:	/s/ Lazarus Rothstein
Executive Vice President and General Counsel